AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT



      This AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT (this "Amendment"), made as of the 10th day of August, 1995, is by and between KAURI INVESTMENTS, LTD., a Washington corporation ("Buyer"), and RENAISSANCE VILLAGE ASSOCIATES, JV, a Kansas joint venture ("Seller"). Buyer and Seller are parties to that certain Purchase and Sale Agreement dated July 19, 1995 (the "Purchase Agreement"). All capitalized terms not defined herein shall have the meaning given in the Purchase Agreement.

      For and in consideration of the mutual covenants herein contained, the sufficiency of which is unconditionally acknowledged by Buyer and Seller, the parties hereto do hereby agree to amend the Purchase Agreement as follows:

      1. PURCHASE PRICE REDUCTION; WAIVER OF CONDITIONS. In consideration of the amendments hereinafter set forth, and Buyer's agreement to waive its feasibility contingency, Seller hereby agrees that the Purchase Price as set forth in Section 2.2 of the Purchase Agreement is hereby reduced by One Hundred Thousand Dollars ($100,000.00), from Four Million Two Hundred Thousand Dollars ($4,200,000.00) to Four Million One Hundred Thousand Dollars ($4,100,000.00). Buyer hereby notifies Seller that the conditions set forth in Section 3.1 have been satisfied. Notwithstanding the provisions of Section 2.1, Buyer shall have until 5:00 P.M. Pacific Daylight Saving time on Friday, August 11, 1995 to deposit with Title Company the additional Twenty-Five Thousand Dollars ($25,000.00) earnest Money Deposit required by Section 2.1 of the Agreement.

      2. BUYER'S ACCEPTANCE OF CABLE CONTRACT. Notwithstanding anything to the contrary in the Purchase Agreement or Buyer's previous correspondence with Seller, Buyer hereby accepts Sale Property subject to the Cable T.V. Contract which encumbers the Property (and Buyer agrees that exceptions 18, 19, 20, 21, 22, 23 and 29 of Transamerica Title Insurance Company Commitment No. 864007 shall be permitted exceptions under the Purchase Agreement), and agrees that the same shall not constitute a breach of Section 4.1.6 or any other provision of the Purchase Agreement, and agrees to defend and indemnify Seller harmless for, from and against liability thereunder arising after the Closing Date (which indemnity obligation survives closing).

      3. NO OBLIGATION TO PUT UNITS IN RENTABLE CONDITION. Buyer agrees that Seller is hereby released from its obligation set forth in Section 5.3.4 of the Purchase Agreement, to "have all units in a rentable condition" on Closing, to the extent that such requirement entails purchase of additional appliances, replacement of carpet, doors, heaters or other fixtures, or construction work; provided that Seller shall not be released from its obligation under
Section 5.3.4 to operate the Sale Property in the normal course of business.

      4. ACCEPTANCE OF SIDING. Buyer hereby releases any claim it might have against Seller in connection with the deteriorating siding on the Improvements and any other claim regarding the physical condition of the Sale Property, and acknowledges that it is accepting the "As-Is" physical condition of the Improvements and the Sale Property. Seller confirms that the Sale Property includes any claims it may have against the manufacturer of the siding.

      5. TITLE. Buyer hereby acknowledges it has received the Seller's response to Buyer's Title objection letter (a copy of which response letter is attached to this Amendment), and Buyer does hereby approve the state of title to the Sale Property as the same will be delivered pursuant to the Title Commitment as modified as indicated in Seller's response letter.

      6. ESCROW. The first sentence of Section 7.1 of the Purchase Agreement is hereby amended to read in its entirety as follows: "Closing of the purchase and sale subject of this Agreement shall occur through an Escrow (the "Escrow") with Title Company on or before August 29, 1995."

      7. NO EXTENSION OF CLOSING. Section 7.7 of the Purchase Agreement is hereby deleted.

      8.    MISCELLANEOUS.

            8.1 COUNTERPARTS; FACSIMILE SIGNATURES. This Amendment may be executed in any number of counterparts and all counterparts shall be deemed to constitute a single agreement. The execution and delivery of one counterpart by any party shall have the same force and effect as if that party had signed all other counterparts. The signatures to this Amendment may be executed on separate pages and when attached to this Amendment shall constitute one (1) complete document. Delivery of a signed counterpart of this Amendment by facsimile shall have the same force and effect as delivery of an originally executed counterpart.

            8.2 NO OTHER AMENDMENTS. Except as amended above, the Purchase Agreement remains in full force and effect in accordance with its terms.

                                    BUYER:

                                    KAURI INVESTMENTS, LTD.,
                                    a Washington corporation



                                    By:   /s/John J. Schilling
                                          John J. Schilling, Vice President



                                    SELLER:

                                    RENAISSANCE VILLAGE ASSOCIATES, JV

                                    By:   UNITED INVESTORS GROWTH
                                          PROPERTIES II, LTD.,
                                          a Missouri limited partnership

                                          By:   UNITED INVESTORS REAL
                                                ESTATE, INC.,
                                                a Delaware corporation,
                                                general partner



                                                By:   /s/Carroll D. Vinson
                                                Its   President

                                    By:   UNITED INVESTORS GROWTH
                                          PROPERTIES, LTD.,
                                          a Missouri limited partnership

                                          By:   UNITED INVESTORS REAL
                                                ESTATE, INC.,
                                                a Delaware corporation,
                                                general partner



                                                By:   /s/Carroll D. Vinson
                                                Its   President